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                                                                   EXHIBIT 10.14

                                                           EXECUTION COUNTERPART

                                                         EDC LOAN NO.: CHIL-7078
                                                        IDB LOAN NO.: 1227/OC-CH

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                  AMENDED AND RESTATED PROJECT FUNDS AGREEMENT

                          Dated as of December 22, 1999

                                      among

                                SR TELECOM INC.,

                      COMUNICACION Y TELEFONIA RURAL S.A.,

                         EXPORT DEVELOPMENT CORPORATION

                                       and

                         INTER-AMERICAN DEVELOPMENT BANK

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                  AMENDED AND RESTATED PROJECT FUNDS AGREEMENT (this
"Agreement"), dated as of December 22, 1999, among SR TELECOM INC., a corporation duly organized and validly existing under the laws of Canada ("SRT"), COMUNICACION Y TELEFONIA RURAL S.A., a sociedad anonima duly organized and validly existing under the laws of Chile (the "Borrower"), EXPORT DEVELOPMENT CORPORATION, a corporation established by an Act of the Parliament of Canada ("EDG"), and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDS", together with EDC, the "Senior Lenders").

                                   WITNESSETH

                  WHEREAS, the Borrower, which is the indirectly, wholly-owned Subsidiary of SRT, has undertaken to design, construct, install and operate a rural telecommunications network in nine primary zones of Chile (the "Project");

                  WHEREAS, in order to finance the development and construction of the Project, the Borrower has requested that EDC and IDB separately make loans to it in an aggregate principal amount not exceeding $50,000,000;

                  WHEREAS, in order to finance a portion of the Project, the Borrower and EDC are parties to an Amended and Restated Loan Agreement dated as of the date hereof (the "EDC Loan Agreement"), providing, subject to the terms and conditions thereof, for a loan to be made by EDC to the Borrower in an aggregate amount not exceeding $25,000,000;

                  WHEREAS, in order to finance a portion of the Project, the Borrower and IDB are parties to a Loan Agreement dated as of the date hereof (the "IDB Loan Agreement" together with the EDC Loan Agreement, the "Senior Loan Agreements"), providing, subject to the terms and conditions thereof, for a loan to be made by IDB to the Borrower in an aggregate amount not exceeding $25,000,000;

                  WHEREAS, to induce the Senior Lenders to enter into their respective Senior Loan Agreements and as a condition precedent under the Common Agreement, SRT has, inter alia, entered into this Agreement with the Senior Lenders to undertake certain obligations for the benefit of the Senior Lenders;

                  NOW, THEREFORE, in consideration of the premises and of the execution of the Senior Loan Agreements and for the making of the loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SRT agrees with the Senior Lenders as follows:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

                  Section 1.01 Definitions. Each capitalized term used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meaning assigned

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to that term in Appendix A to the Amended and Restated Direct Agreement dated as of the date hereof (the "Direct Agreement") among SRT, the Borrower and the Senior Lenders.

                  "Credit Enhancement Instrument" means a stand-by letter of credit or similar instrument which has the purpose of securing the obligations of SRT hereunder, issued by an internationally recognized financial institution satisfactory to the Senior Lenders and in form and substance satisfactory to the Senior Lenders.

                  "Minimum Rating" means a long-term credit rating at least equal to BB- from the Rating Agency.

                  "Rating Downgrade" means any downgrade of SRT's credit rating by the Rating Agency to a new level which is below the Minimum Rating.

                  "Rating Agency" means Standard & Poor's Corporation.

                  Section 1.02 Interpretation. The rules of interpretation set out in the Direct Agreement shall apply mutatis mutandis to this Agreement as if set out in full herein.

                                    SECTION 2

                                  PROJECT FUNDS

                  Section 2.01 SRT's Obligations.

                  (a) Subject to and in accordance with the terms and conditions hereof, SRT shall provide funds to the Borrower as follows:

                  (i) so as to, at all times prior to Financial Completion, maintain SRT's Initial Equity Investment;

                  (ii) at any time prior to Completion of Network Construction, in the event that Capital Expenditures incurred in connection with the Project exceed $102,000,000 (such excess amount being referred to as the "Cost Overrun") and the Borrower is unable to pay Capital Expenditures incurred in connection with the Project when such obligations are due and payable, in an amount equal to the Cost Overrun less amounts previously transferred to the Borrower pursuant to this clause (ii);

                  (iii) during the period from the earlier of (A) December 31, 2000 or (B) Completion of Network Construction, to Financial Completion, in the event that the Borrower has insufficient funds to pay any of its obligations when such obligations are due and payable in an aggregate amount equal to such obligations which the Borrower is unable to pay; provided, however, that the aggregate amount provided by SRT to the Borrower pursuant to this clause (iii) shall not exceed $12 million;

                  (iv) to permit the Borrower to deposit into the Debt Service Reserve Account, on or prior to December 31, 2002, an amount equal to the Debt Service Reserve Deficiency

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         existing on such date after the application of (A) clause "eighth" of
         Section 4.03(b), (B) Section 4.07(a) and (C) Section 4.06(b)(ii), in each case, of the Common Agreement;

                  (v) in the event that on or prior to January 31, 2003, the Borrower shall have failed to demonstrate that Financial Completion occurred no later than December 31, 2002, to permit the Borrower to pay on such date to the Senior Lenders for application against the aggregate outstanding Obligations as determined on such date, an amount equal to that portion of the aggregate outstanding Obligations which the Borrower would need to pay in order to permit the Borrower to comply with the requirements of Section 8.20(f) of the Common Agreement; provided that the aggregate amount funded by SRT pursuant to the clauses (iii), (iv) and (v) of this Section 2.01 (a) shall not exceed $12,000,000 in the aggregate; and

                  (vi) to permit the Borrower to pay to the Senior Lenders the aggregate outstanding amount of the Obligations in the event that (A) SRT is in default of any of its obligations under this Agreement,(B) SRT is in default of any of its obligations under the Direct Agreement or the Performance Undertaking, and such default results in a Borrower Material Adverse Effect or a SRT Material Adverse Effect or (C) SUBTEL has terminated one or more Concessions due to the Borrower's failure to perform its obligations thereunder, which termination, when taken together with all previously terminated Concessions, results in a Borrower Material Adverse Effect.

                  (b) SRT shall not be obligated to provide funds as set forth in Section 2.01 (a) until it has received a written notice from the Senior Lenders to such effect, which notice shall:

                  (i) only with respect to the funds provided in 2.04(a)(ii), give SRT a thirty-five day period on or prior to the end of which such funds must be provided to the Borrower; and

                  (ii) specify the amount required and provide details of the calculation of the funds to be provided pursuant to Section 2.01 (a).

                  (c) The funds referred to in clauses (i), (ii), (iii), (v) and
(vi) of Section 2.01(a) shall be deposited, in immediately available funds, in the Operating Account and the funds referred to in clause (iv) of Section 2.01(a) shall be deposited, in immediately available funds, in the Debt Service Reserve Account.

                  (d) The Borrower and SRT agree that the Senior Lenders may take any steps, actions, suits or proceedings deemed necessary or desirable by the Senior Lenders to secure payments by SRT as contemplated hereunder and/or enforce any other provisions hereunder.

                  Section 2.02 Form of Project Funds. Each advance of funds to the Borrower hereunder made by SRT shall, at the option of SRT, be made in the form of cash equity or Intercompany Loans, the latter being Subordinated Indebtedness.

                  Section 2.03 Nature of Obligations.

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                  (a) SRT's obligations under this Agreement are direct,
unconditional and irrevocable and may be enforced by the Senior Lenders without first having recourse to any other security and without first taking any steps or proceedings against the Borrower.

                  (b) The obligations of SRT hereunder shall not be affected or impaired by:

                  (i) any invalidity or irregularity in whole or in part of any Transaction Documents;

                  (ii) any waiver by a Senior Lender of the performance or observance by the Borrower of any of the agreements, covenants, terms or conditions contained in any Financing Document;

                  (iii) any indulgence in or the extension of the time for payment by the Borrower of any other obligations under or arising out of any Senior Loan, any Financing Document or the extension or renewal thereof;

                  (iv) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Borrower set forth in any Financing Document or the involuntary liquidation, sale or other disposition of all or substantially all the assets of the Borrower;

                  (v) receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets;

                  (vi) the release or discharge of the Borrower by operation of law from the performance or observance of any agreement, covenant, term or condition contained in any Financing Document without the consent of any Senior Lender party thereto;

                  (vii) the consolidation or merger of the Borrower; or

                  (viii) any other cause or circumstance, whether similar or dissimilar to the foregoing, which might otherwise constitute a defense available to, or discharge of, the Borrower or SRT.

                  Section 2.04. Credit Enhancement.

                  (a) If at any time during the term of this Agreement, SRT receives a Rating Downgrade, SRT shall (i) immediately notify the Senior Lenders of such Rating Downgrade, providing copies of the rating documents to the Senior Lenders and (ii) within the 30 days following receipt of such Rating Downgrade, provide the Senior Lenders with a Credit Enhancement Instrument naming both Senior Lenders as beneficiaries thereof; provided, however, that if SRT requests the Senior Lenders to perform a credit review pursuant to sub-section (c) below, SRT may delay the delivery of the Credit Enhancement Instrument until either of the Senior Lenders notify SRT in writing of the result of the credit review.

                  (b) If subsequent to SRT's delivery of a Credit Enhancement Instrument pursuant to the Rating Downgrade in sub-section (a) above, the Rating Agency issues a Minimum Rating

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or a higher rating, the Senior Lenders shall, within 30 days following receipt of documentary evidence of such Minimum Rating or a higher rating, authorize the termination of the Credit Enhancement Instrument provided by SRT. Upon the issuance of the Minimum Rating or a higher rating and the termination of the Credit Enhancement Instrument, SRT shall be subject to sub-section (a) above.

                  (c) Notwithstanding sub-section (a) above, if SRT receives a Rating Downgrade, it shall have the right, within 30 days following the receipt of the Rating Downgrade, to request the Senior Lenders to perform a credit review of SRT, such credit review to be conducted in the manner in which the Senior Lenders reasonably determine. SRT agrees that it will provide the Senior Lenders and their agents, officers and employees with all its financial information requested by the Senior Lenders and that it will allow the Senior Lenders and their agents, officers and employees access to its officers and employees in the course of the requested credit review. Once the credit review is completed, either Senior Lender shall determine, in its sole discretion and, absent manifest and material error, without any right of SRT to contest such determination, whether a Credit Enhancement Instrument must be provided by SRT pursuant to sub-section (a) above and such Senior Lender shall provide written notice of such determination to SRT and the other Senior Lender. If either Senior Lender determines that SRT shall provide a Credit Enhancement Instrument, SRT shall, within 30 days following receipt of such notice, provide a Credit Enhancement Instrument naming both Senior Lenders as beneficiaries thereof.

                  (d) If both of the Senior Lenders determine, in accordance with sub-section (c) above, that SRT shall not provide a Credit Enhancement Instrument, until the earlier of the date on which (i) SRT obtains a Minimum Rating in accordance with sub-section (b) above, or (ii) SRT delivers a Credit Enhancement Instrument naming both Senior Lenders as beneficiaries thereof, the Senior Lenders shall have the right to perform an annual credit review of SRT, in the same manner specified in sub-section (c) above. Upon the conclusion of each annual credit review of SRT, either Senior Lender shall determine, in its sole discretion and, absent manifest and material error, without any right of SRT to contest such determination, whether SRT shall provide the Senior Lenders with a Credit Enhancement Instrument in the terms of sub-section (a) above and such Senior Lender shall provide written notice of such determination to SRT and the other Senior Lender. If either Senior Lender determines that SRT shall provide a Credit Enhancement Instrument, SRT shall, within 30 days following receipt of such notice, provide both of the Senior Lenders with a Credit Enhancement Instrument naming both Senior Lenders thereof as beneficiaries.

                  (e) SRT shall pay the Senior Lenders, or any third party who undertakes on their behalf to consult or conduct the credit review, a fee in the amount of twenty-five thousand Dollars ($ 25,000) in connection with each credit review of SRT to be performed by the Senior Lenders pursuant to sub-sections (c) and (d) above, such fee to be increased on each anniversary of the execution of this Agreement, in the same percentage that the Consumer Price Index published by the Bureau of Labor Statistics of the U.S. Department of Labor increased during the immediately prior calendar year. SRT shall pay the credit review fee not later than 10 days prior to the initiation of the relevant credit review in accordance with the Senior Lenders' payment instructions. In addition, travel and out of pocket expenses incurred by the Senior Lenders in the performance of the credit review, must be paid by SRT within 15 days following receipt of the Senior Lenders' bill, together with appropriate supporting documentation. The Senior Lenders

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may refrain from performing a credit review if they have not received the corresponding credit review fee and, in such event, the Senior Lenders shall have the right to require SRT to provide a Credit Enhancement Instrument pursuant to and in accordance with sub-section (d) above.

                  (f) SRT agrees that it shall arrange for a credit analysis update by the Rating Agency at least annually and SRT shall send to the Senior Lenders copies of the credit rating update issued by the Rating Agency. SRT further agrees to maintain the credit rating services of the Rating Agency during the term of this Agreement. If SRT fails to obtain the annual credit analysis update or discontinues the credit rating services required hereunder, SRT shall immediately provide the Senior Lenders with a Credit Enhancement Instrument naming both Senior Lender as beneficiaries thereof.

                                    SECTION 3

                         REPRESENTATION AND WARRANTIES

                  SRT confirms the representations and warranties contained in
Section 4 of the Direct Agreement, which representations and warranties are incorporated herein by reference as if fully set forth in this Agreement. In addition, SRT represents and warrants that:

                  (a) No Event of Default has occurred and is continuing or will occur upon the execution and delivery of this Agreement; no event has occurred and is continuing that constitutes, or with the lapse of time or the giving of notice or both would constitute, a default hereunder or under any agreement or instrument evidencing any indebtedness of SRT which gives the holder thereof the right to accelerate payment of such indebtedness prior to its scheduled maturity, and no such event will occur upon the execution and delivery or performance of this Agreement; and

                  (b) there are no actions, proceedings or claims pending or, to the best knowledge of SRT, threatened against it, the adverse determination of which might have a materially adverse effect on its ability to perform its obligations hereunder, or affect the validity or enforceability hereof.

                                    SECTION 4

                                  MISCELLANEOUS

                  Section 4.01. Termination. This Agreement shall terminate on the earlier of the date on which (a) all of the Commitments have been reduced to zero or have expired and (b) all of the Borrower's Obligations under the Senior Loan Agreements are indefeasibly paid in full. Upon the termination of this Agreement, the obligations of the parties hereto shall terminate.

                  Section 4.02. Severabiliry. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provisions of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired in any other jurisdiction thereby.

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                  Section 4.03. Notices. Any notice, claim, request, demand, consent designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in writing in the English language (or accompanied by an accurate English language translation upon which the recipient shall have the right to rely for all purposes) and will be deemed duly given when (a) personally delivered, (b) sent by facsimile transmission (but only if, immediately after the transmission, the sender's facsimile machine records in writing the correct answerback) or (c) ten days have elapsed after mailing by certified or registered mail, postage prepaid, in each case addressed to a party at its address or facsimile transmission number as set forth below or to another address or facsimile number of which that party has given notice. Notice of address or facsimile number change shall be effective only upon receipt.

                  If to SRT:

                  8150 Trans Canada Highway
                  St. Laurent, Quebec, H4S 1M5
                  Attention:  President & CEO
                  Telecopier: 514-335-2035

                  If to the Borrower:

                  Av. Vitacura 2771, Oficina 405-B
                  Las Condes, Santiago, Chile
                  Attention:   Mario Andrade
                  Telecopy No. 562-236-5776
                  Telephone No.562-236-5656

                  If to EDC:

                  151 O'Connor
                  Ottawa, Canada, K1A 1K3
                  Attention:  Loans Operations
                  Telecopier: 613-598-2514

                  If to IDB:

                  Inter-American Development Bank
                  Private Sector Department
                  1300 New York Avenue, N.W.
                  Washington, DC 20577
                  Attention:  Loan Administration Unit
                  Telecopier: 202-623-3639

                  Section 4.04 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 4.05 JURISDICTION, SERVICE OF PROCESS AND VENUE. THE PROVISIONS OF SECTION 9(I), (J), (K) AND (L) OF THE DIRECT

                             PROJECT FUNDS AGREEMENT

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AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH IN THIS
SECTION 4.04.

                  Section 4.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 4.07 Amendments. This Agreement may be amended only by an agreement in writing executed by each of the parties hereto.

                  Section 4.08 Expenses. SRT agrees to reimburse each Senior Lender for all reasonable costs and expenses of each Senior Lender (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with any default hereunder and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with: (a) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (b) judicial or regulatory proceedings and (c) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated); and the enforcement of this Section 4.08.

                  Section 4.09 Benefit of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder and under any Transaction Document, any benefit or any legal or equitable right or remedy under this Agreement.

                  Section 4.10 Remedies. No remedy herein conferred upon the Senior Lenders is intended to be exclusive of any other remedy and each and every such other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  Section 4.11 Effectiveness. This Agreement shall come into full force and effect, and amend and restate, the Project Funds Agreement dated as of April 13,1999 among SRT, the Borrower and EDC as of the date on which the EDC Loan Agreement becomes effective in accordance with Section 6 thereof.

                  Section 4.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement; provided that original signature pages of each party hereto are delivered to each other party hereto within five Business Days.

                  Section 4.13 Captions. The captions and section headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

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                  Section 4.14 No Waiver. No failure on the part of the Senior
Lenders to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Senior Lenders of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  Section 4.15. Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns. SRT shall not assign or transfer any of its rights or obligations hereunder without the consent of the Senior Lenders.

                  Section 4.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 4.16 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Senior Lenders could purchase such Dollars with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligations of SRT in respect of any such sum due from it to the Senior Lenders hereunder or under any other Financing Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Senior Lenders of any sum adjudged to be due hereunder in the judgment currency the Senior Lenders may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and SRT hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Senior Lenders against, and to pay the Senior Lenders on demand, in Dollars, the amount (if any) by which the sum originally due to the Senior Lenders in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                             PROJECT FUNDS AGREEMENT

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                  IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  SR TELECOM INC.

                                  By: /s/ W. Ronald Couchman
                                      ------------------------------
                                      Name:  W. Ronald Couchman
                                      Title: Chief Executive Officer

                                  By: /s/ David L. Adams
                                      -------------------------------
                                      Name:  David L. Adams
                                      Title: Chief Financial officer

                             Project Funds Agreement

                                  COMUNICACION Y TELEFONIA
                                      RURAL S.A.

                                  By: /s/ D'Arcy J. Leddy
                                      -------------------------------
                                      Name:  D'Arcy J. Leddy
                                      Title: Director

                             Project Funds Agreement

                                  EXPORT DEVELOPMENT CORPORATION

                                  By: /s/ Bruce Dunlop
                                      --------------------------------
                                      Name:  Bruce Dunlop
                                      Title: Financial Services Manager

                                  By: /s/ Brian Craig
                                      ---------------------------------
                                      Name:  Brian Craig
                                      Title: Financial Services Manager

                             Project Funds Agreement

                                  INTER-AMERICAN DEVELOPMENT
                                    BANK

                                  By: /s/ Bernardo Frydman
                                      ---------------------------------
                                  Name:  Bernardo Frydman
                                  Title: Debuty Manager, Private Sector
                                  Department

                            Project Funds Agreement